CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Pinnacle Value Fund, and to the use of our report dated February 27, 2025 on the financial statements and financial highlights of Pinnacle Value Fund, a series of Bertolet Capital Trust, appearing in Form N-CSR for the year ended December 31, 2024, which are also incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 30, 2025